                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                         RTI INTERNATIONAL METALS, INC.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

RTI LOGO
                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         AND PROXY STATEMENT




                         APRIL 27, 2001
                         2:00 P.M. EASTERN DAYLIGHT TIME

                         New York Marriott Financial Center
                         85 West Street
                         New York, New York

RTI LOGO
                                                              1000 Warren Avenue
                                                              Niles, Ohio 44446

April 6, 2001

Dear RTI Shareholder:

You are cordially invited to attend our 2001 Annual Meeting of Shareholders on April 27, 2001, in the New York Marriott Financial Center, 85 West Street, New York, New York.

The meeting will begin promptly at 2:00 p.m. Eastern Daylight Time with a report on Company operations. We will then elect directors and independent accountants.

Whether or not you plan to attend, it is important that you vote your shares. Please sign, and return your proxy card as soon as possible.

We look forward to seeing as many of you as possible at the 2001 Annual Meeting.

Sincerely,

/s/ ROBERT M. HERNANDEZ
ROBERT M. HERNANDEZ
Chairman of the Board


/s/ TIMOTHY G. RUPERT
TIMOTHY G. RUPERT
President & Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting....................................................   3

Proxy Statement.............................................................   4

   General Information......................................................   4

The Board of Directors......................................................   5

         PROPOSAL NO. 1 -- ELECTION OF DIRECTORS............................   6

         PROPOSAL NO. 2 -- ELECTION OF INDEPENDENT ACCOUNTANTS..............   8

   Security Ownership........................................................ 10

   Executive Compensation.................................................... 11

   Stock Performance Graph................................................... 14

   Pension Benefits.......................................................... 14

   Employment Agreements..................................................... 15

   Other Information......................................................... 17

   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF RTI INTERNATIONAL METALS, INC.

         TIME:
                  2:00 p.m., Eastern Daylight Time

         DATE:
                  April 27, 2001

         PLACE:
                 New York Marriott Financial Center
                85 West Street
                New York, New York

         PURPOSE:
                  - Elect directors

                  - Elect independent accountants

                  - Conduct other business if properly raised

                  Only shareholders of record on March 1, 2001 may vote at the meeting.

                YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE, AND RETURN
                  YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                /S/ RICHARD M. HAYS
                RICHARD M. HAYS
                Secretary

                April 6, 2001

                                PROXY STATEMENT

GENERAL INFORMATION
--------------------------------------------------------------------------------

- WHO MAY VOTE?

Shareholders of RTI as of the close of business on the record date, March 1, 2001, are entitled to vote at the Annual Meeting.

- WHAT MAY I VOTE ON?

You may vote on:

  the election of nominees to serve on our Board of Directors and the election of our independent accountants for 2001.

- HOW DOES THE BOARD RECOMMEND I VOTE?

The Board recommends that you vote FOR each of the nominees and FOR PricewaterhouseCoopers LLP as our independent accountants for 2001.

- HOW DO I VOTE?

Sign and date each proxy card you receive and return it in the envelope provided. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the two proposals. You have the right to revoke your proxy at any time before the meeting by:

  (1) notifying RTI's Secretary;

  (2) voting in person; or

  (3) returning a later-dated proxy card.

- WHAT VOTES ARE NEEDED?

The director candidates receiving the most votes will be elected to the Board. Election of the independent accountants requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes do not count for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

                             THE BOARD OF DIRECTORS

The business and affairs of RTI are under the general direction of the Board of Directors. The Board presently consists of ten members, eight of whom are neither officers nor employees of RTI or its subsidiaries. The Board met four times during 2000. Each of the directors attended more than 75% of the total number of meetings of the Board and Board Committees on which the director served during 2000, except for Mr. Armstrong who attended 4 of the 8 (50%) such meetings.

The Board will consider recommendations by shareholders for nominees for election as director. Recommendations, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of RTI for presentation to the Board of Directors.

There are three principal committees of the Board of Directors. Committee membership, the functions of the committees and the number of meetings held during 2000 are described below.

EXECUTIVE COMMITTEE

The members of the Executive Committee are Robert M. Hernandez (Chairman), Craig
R. Andersson, Charles C. Gedeon, John H. Odle and Timothy G. Rupert.

The Executive Committee assists the Board in the discharge of its responsibilities and may act on behalf of the Board when emergencies or scheduling make it difficult to convene the Board. All actions taken by the Committee must be reported at the Board's next meeting. During 2000, the Executive Committee held no meetings.

AUDIT COMMITTEE

The members of the Audit Committee, all of whom are non-employee directors, are Wesley W. von Schack (Chairman), Craig R. Andersson, Neil A. Armstrong, Daniel
I. Booker and Edith E. Holiday.

The Audit Committee recommends the independent accountants to be nominated by the Board for election by the shareholders and reviews the independence of the accountants. It also approves the scope of the annual audit activities, approves the audit fee payable to the independent accountants, reviews audit results and regularly meets with RTI's internal auditors. The Committee monitors developments in accounting standards and principles followed by RTI in its financial reports and discusses with management the system of internal accounting controls. The independent accountants have full and free access to the Committee and may meet with it, with or without management being present, to discuss all appropriate matters. The Committee has the written charter attached as Exhibit A. The Audit Committee held three meetings during 2000.

STOCK PLAN COMMITTEE

The members of the Stock Plan Committee, all of whom are non-employee directors, are Craig R. Andersson, Neil A. Armstrong, Daniel I. Booker, Ronald L. Gallatin, Edith E. Holiday and Wesley W. von Schack.

The Stock Plan Committee is responsible for administration of RTI's stock-related plans, including the 1989 Stock Option Incentive Plan, the 1989 Employee Restricted Stock Award Plan and the 1995 Stock Plan. The Stock Plan Committee held one meeting during 2000.

COMPENSATION OF DIRECTORS

RTI employees receive no extra pay for serving as a director. Non-employee directors receive an annual retainer plus a fee for each Board or committee meeting attended, except that no fee is payable for attending a committee meeting if there is a Board meeting on the same day. The annual retainer is $30,000 (except for the Chairman) and the meeting fee $1,000. For his services as non-employee Chairman Mr. Hernandez receives an annual retainer of $75,000:
$60,000 in RTI common stock and $15,000 in cash. The non-employee committee chairman retainer is $3,000. One-half of the annual retainer payable to non-employee directors and to non-employee committee chairmen is paid in RTI's Common Stock. In 2000, the Common Stock utilized for this purpose and for the Chairman's annual retainer was based on $13.75, the market value of the stock on August 1, 2000.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

RTI's directors are elected for one year terms. Non-employee directors may not stand for election after age 72. Employee directors leave the Board when they retire from RTI.

The Board has nominated the ten current directors for election. Each nominee for election has previously been elected by the shareholders. Of the ten individuals who are nominees for election, two are current RTI officers and the remaining eight have high level executive or professional experience. If any nominee is unable to serve, your proxy may be voted for another person designated by the Board.

                             NOMINEES FOR DIRECTOR

CRAIG R. ANDERSSON                                                       Age: 63
RETIRED VICE-CHAIRMAN                                        Director since 1990
ARISTECH CHEMICAL CORPORATION
(CHEMICAL PRODUCER)

Mr. Andersson retired as a director and Vice-Chairman of Aristech Chemical Corporation on April 30, 1995. Previously, he was President and Chief Operating Officer, a position he had held since December, 1986. He is a director of Albermarle Corporation and Duquesne University. He is a member of the American Institute of Chemical Engineers and Alpha Chi Sigma (a professional chemical society) and has served on the boards and executive committees of The Society of the Chemical Industry, the Chemical Manufacturers Association, the Pennsylvania Business Roundtable and the Greater Pittsburgh Chamber of Commerce. He has a BS degree in chemical engineering from the University of Minnesota and did graduate work in the same discipline at the University of Delaware.

NEIL A. ARMSTRONG                                                        Age: 70
CHAIRMAN, EDO CORPORATION                                    Director since 1990
(ELECTRONIC AND ELECTROMECHANICAL SYSTEMS MANUFACTURER)

Mr. Armstrong received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern California. For 17 years he served with the National Aeronautics and Space Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at the University of Cincinnati. He became Chairman of Cardwell International, Ltd. in 1980; Chairman of CTA, Inc. in 1982; Chairman of AIL Systems, Inc. in 1989 and Chairman of EDO Corporation in 2000. He is a director of USX Corporation. He is a member of the National Academy of Engineering.

DANIEL I. BOOKER                                                         Age: 53
PARTNER,                                                     Director since 1995
REED SMITH LLP
(LAW FIRM)

Mr. Booker is a partner of the law firm of Reed Smith LLP. From 1992 until December 31, 2000 he was Managing Partner, or chief executive, of Reed Smith. He received an undergraduate degree from the University of Pittsburgh and a law degree from the University of Chicago. He is a member of the District of Columbia, Pennsylvania and U.S. Supreme Court bars. Mr. Booker is an officer and/or director of Pittsburgh Regional Alliance, the Pittsburgh Civic Light Opera, United Way of Southwestern Pennsylvania and other community and professional organizations.

RONALD L. GALLATIN                                                       Age: 55
RETIRED MANAGING DIRECTOR                                    Director since 1996
LEHMAN BROTHERS INC.
(INVESTMENT BANKING FIRM)

Mr. Gallatin served as a Managing Director of Lehman Brothers Inc., where he was a member of the Firm's Operating Committee and its Director of Corporate Strategy and Product Development until his retirement on December 31, 1995. During his 24 years with Lehman, Mr. Gallatin had various senior roles in both its investment banking and capital markets divisions and was responsible for a series of financial innovations, most notably Zero Coupon Treasury Receipts, Money Market Preferred Stock and Targeted Stock. He is currently a director of CNA Financial Corporation. A graduate of New York University, and both Brooklyn and New York University Law Schools, Mr. Gallatin has BS, JD and LLM (Taxation) degrees and is a Certified Public Accountant.

CHARLES C. GEDEON                                                        Age: 60
EXECUTIVE VICE PRESIDENT-RAW MATERIALS                       Director since 1991
AND DIVERSIFIED BUSINESSES
U.S. STEEL GROUP, USX CORPORATION

Mr. Gedeon joined USX in 1986 as Vice President-Raw Materials and President of U.S. Steel Mining Co., Inc. He was promoted to Senior Vice President-Related Resources for USX in 1988 and advanced to the position of President, U.S. Diversified Group in 1990. He assumed his current position in 1992. From 1983 until he joined USX, Mr. Gedeon had been Vice President-Operations of National Steel Corporation. Mr. Gedeon is a member of the Board of Directors of the U.S. Steel Group of USX Corporation and a member of the American Iron and Steel Institute. He is also a member of the Board of Directors of INROADS/Pittsburgh-Erie, Inc., a not for profit minority career development organization.

ROBERT M. HERNANDEZ                                                      Age: 56
CHAIRMAN OF THE BOARD OF THE COMPANY                         Director since 1990

On December 1, 1994, Mr. Hernandez was elected to his current position, Vice Chairman and Chief Financial Officer of USX Corporation. Mr. Hernandez had been elected Executive Vice President--Accounting & Finance and Chief Financial Officer and director of USX on November 1, 1991. He was Senior Vice President-Finance & Treasurer of USX from October 1, 1990, to October 31, 1991. Mr. Hernandez was President-U.S. Diversified Group of USX from June 1, 1989, to September 30, 1990, and in such role had responsibilities for USX's businesses not related to energy and steel. From January 1, 1987, until May 31, 1989, he was Senior Vice President and Comptroller of USX. Mr. Hernandez has his undergraduate degree from the University of Pittsburgh and his MBA from the Wharton Graduate School of the University of Pennsylvania. In addition to being a director of USX, he is a trustee of BlackRock Funds; a director and Chairman of the Executive Committee of ACE Limited and a director of Transtar, Inc., the Pennsylvania Chamber of Business and Industry and the Pennsylvania Business Roundtable.

EDITH E. HOLIDAY                                                         Age: 49
ATTORNEY                                                     Director since 1999

Ms. Holiday was elected a director on July 29, 1999. She served as Assistant to the President and Secretary of the Cabinet in the White House from 1990 to 1993. Prior to that she held several senior positions in the United States Treasury Department including General Counsel. She is a director of Amerada Hess Corporation; Beverly Enterprises, Inc.; Hercules Incorporated and H.J. Heinz Company. She is also a director or trustee of a number of investment companies in the Franklin Templeton Group of Funds. She has BS and JD degrees from the University of Florida.

JOHN H. ODLE                                                             Age: 58
EXECUTIVE VICE PRESIDENT                                     Director since 1996
OF RTI

Mr. Odle was elected a director on July 26, 1996 and has been Executive Vice President since June 1996. He was Senior Vice President--Commercial from 1989 to 1996 and served as Vice-President--Commercial from 1981 until 1989. Prior to that, Mr. Odle served as General Manager--Sales. He has 21 years of service with RTI and its predecessor. He is a member of the American Society for Metals and the International Titanium Association. He is a graduate of Miami University of Ohio.

TIMOTHY G. RUPERT                                                        Age: 54
PRESIDENT & CHIEF                                            Director since 1996
EXECUTIVE OFFICER OF RTI

Mr. Rupert was elected a director on July 26, 1996 and President & Chief Executive Officer on July 30, 1999. He had been Executive Vice President & Chief Financial Officer since June 1996. He was Senior Vice President & Chief Financial Officer from 1994 to 1996 and had served as Vice President & Chief Financial Officer since September 1991 when he joined RTI's predecessor. He is a director and President of the International Titanium Association, a director of Columbus Insurance Ltd. and a member of the Financial Executives Institute. He has a BS degree from Indiana University of Pennsylvania.

WESLEY W. VON SCHACK                                                     Age: 56
CHAIRMAN, PRESIDENT AND                                      Director since 1991
CHIEF EXECUTIVE OFFICER,
ENERGY EAST CORPORATION
(ENERGY SERVICES COMPANY)

Mr. von Schack joined Energy East Corporation's predecessor New York State Electric & Gas Corp. in September, 1996. Prior to that he had served as Chairman of the Board, President and Chief Executive Officer of DQE and of Duquesne Light Company since 1986. DQE is the parent company of Duquesne Light. He is also a director of Mellon Financial Corporation, Mellon Bank, N.A., American Gas Association, The Business Council of New York State, Inc., The Peconic Land Trust and Aegis Insurance Limited. Mr. von Schack has an AB in economics from Fordham University, an MBA from St. John's University and a Doctorate Degree from Pace University.

             PROPOSAL NO. 2 -- ELECTION OF INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP has served as independent accountants for RTI and its predecessors for a number of years. For 2000, PricewaterhouseCoopers LLP rendered professional services in connection with the audit of the financial statements of RTI and its subsidiaries, including examination of certain employee benefit plans, review of quarterly reports and review of filings with the Securities and Exchange Commission. It also provided internal audit and tax consulting services and reviewed RTI's enterprise resource planning software system from the accounting controls standpoint. It is knowledgeable about RTI's operations and accounting practices and is well qualified to act in the capacity of independent accountants.

AUDIT FEES

The aggregate fees billed for professional services rendered for the audit of RTI's annual financial statements for 2000 and review of financial statements in RTI's Form 10-Q Reports in 2000 were $213,650.

ALL OTHER FEES

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP during 2000 to RTI and its subdivisions other than fees disclosed above were $465,426.

INDEPENDENT STATUS OF PRICEWATERHOUSECOOPERS LLP

The Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of the professional services covered by the above-described billings (other than those described under Audit Fees) was compatible with the maintenance by PricewaterhouseCoopers LLP of its independent status and has determined that it was.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
             PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS
                               FOR RTI FOR 2001.

AUDIT COMMITTEE REPORT

We have reviewed and discussed RTI's 2000 audited financial statements with management and with PricewaterhouseCoopers LLP. We have also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications With Audit Committees).

In addition we have received from the independent accountants the written disclosures required by Independence Standards Board Standard No. 1 and have discussed with them their independence from RTI and its management.

Based on these reviews and discussions, we recommended to RTI's Board of Directors, and the Board has approved, that the Audited Financial Statements be included in RTI's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

           Wesley W. von Schack (Chairman)           Neil A. Armstrong

               Craig R. Andersson                 Daniel I. Booker
                                 Edith E. Holiday

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of RTI, as of March 1, 2001, no person or group owned beneficially more than five percent of the outstanding Common Stock of RTI except:

              NAME AND ADDRESS OF                 AMOUNT AND NATURE OF       PERCENT OF
                BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP         CLASS
                ----------------                  --------------------         -----
AXA Financial, Inc..............................        2,341,164(1)           11.2%
1260 Avenue of the Americas
New York, NY 10104

SSB Citi Fund Management LLC....................        2,237,034(2)           10.7%
Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, NY 10013
Citigroup Inc.
399 Park Avenue
New York, NY 10043

ICM Asset Management, Inc.......................        2,093,286(3)           10.0%
601 W. Main Ave., Ste. 600
Spokane, WA 99201

Dimensional Fund Advisors, Inc..................        1,606,210(4)            7.7%
1299 Ocean Ave, 11th Floor
Santa Monica, CA 90401

---------

        (1) Based on Schedule 13G dated February 12, 2001, which indicates that AXA had sole voting power over 1,982,100 shares, shared voting power over 29,200 shares, sole dispositive power over 2,341,164 shares and shared dispositive power over no shares.

        (2) Based on Schedule 13G/A dated February 1, 2001, which indicates that each reporting person had sole voting power and sole dispositive power over no shares; SSB Citi Fund Management LLC and Salomon Brothers Holding Company Inc. had shared voting power and shared dispositive power over 2,234,534 shares; and Citigroup Inc. had shared voting power and shared dispositive power over 2,237,034 shares.

        (3) Based on Schedule 13G dated February 6, 2001, which indicates ICM had sole voting power over 1,164,186 shares, shared voting power over no shares, sole dispositive power over 2,093,286 shares and shared dispositive power over no shares.

        (4) Based on Schedule 13G dated February 2, 2001, which indicates that Dimensional Fund had sole voting power over 1,606,210 shares shared voting power over no shares, sole dispositive power over 1,606,210 shares and shared dispositive power over no shares.

  SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table reflects the number of shares of Common Stock of RTI beneficially owned, as of February 19, 2001, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

                                                                      PERCENT OF
                                                   NUMBER OF          OUTSTANDING
                    NAME                           SHARES(1)           SHARES(2)
                    ----                           ---------           ---------
Craig R. Andersson...........................        56,783               --
Neil A. Armstrong............................        16,975               --
Gordon L. Berkstresser.......................         8,243
Daniel I. Booker.............................        11,146               --
Ronald L. Gallatin...........................        35,000               --
Charles C. Gedeon............................         4,468               --
Robert M. Hernandez..........................        28,991               --
Dawne S. Hickton.............................        47,391               --
Edith E. Holiday.............................         2,248               --
Lawrence W. Jacobs...........................        40,882               --
John H. Odle.................................       165,527               --
Timothy G. Rupert............................       198,079               --
Wesley W. von Schack.........................        19,636               --
                                                    -------
All directors and executive officers
  as a group (13 persons)....................       635,369              3.0%

---------

(1) Includes 16,666 shares, 1,666 shares, 8,667 shares, 60,333 shares and 67,333 shares, respectively, which Mrs. Hickton and Messrs. Berkstresser, Jacobs, Odle and Rupert had the right to acquire within 60 days under the Company's 1989 Stock Option Incentive Plan and 1995 Stock Plan.

(2) No percent is shown for ownership of less than one percent.

EXECUTIVE COMPENSATION

The following table shows the annual and long term compensation paid the chief executive officer and the other four most highly compensated executive officers of RTI for services rendered in all capacities in 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                         -------------------------------------
                                                                                                     PAYOUTS
                                           ANNUAL COMPENSATION                    AWARDS            ----------
                                    ----------------------------------   ------------------------   LONG TERM
                                                             OTHER       RESTRICTED      STOCK      INCENTIVE
          NAME AND                                $          ANNUAL        STOCK        OPTIONS        PLAN         ALL OTHER
     PRINCIPAL POSITION       YEAR   SALARY     BONUS     COMPENSATION    (SHARES)     (SHARES)      PAYOUTS      COMPENSATION
     ------------------       ----   ------     -----     ------------    --------     --------      -------      ------------
Timothy G. Rupert(1)........  2000  $350,000   $250,000        --          23,500       30,060        --             --
  President &                 1999   285,000     75,000        --          50,000       15,000        --             --
    Chief Executive Officer   1998   229,167    113,000        --          11,000       11,000        --             --

John H. Odle................  2000   250,000    160,000        --          11,000       25,000        --             --
  Executive Vice President    1999   243,333     65,000        --          36,000       15,000        --             --
                              1998   229,167    103,000        --          11,000       11,000        --             --
Gordon L. Berkstresser(2)...  2000   120,000     50,000        --           3,000        7,000        --             --
  Vice President &            1999   100,000     30,000        --              --        5,000        --             --
    Controller

Dawne S. Hickton............  2000   150,000     70,000        --           3,500       12,000        --             --
  Vice President & General    1999   135,583     50,000        --          12,750        7,000        --             --
    Counsel                   1998   120,084     60,000        --           4,975        6,500        --             --

Lawrence W. Jacobs(3).......  2000   140,000     50,000        --           3,000       10,000        --             --
  Vice President &            1999   121,667     35,000        --          12,500        6,000        --             --
    Chief Financial Officer   1998    77,651     35,000        --           4,000       10,000        --             --

---------

(1) Elected President and Chief Executive Officer July 30, 1999.

(2) Elected Vice President and Controller October 29, 1999.

(3) Elected Vice President and Treasurer effective March 23, 1998; elected Chief Financial Officer July 30, 1999.

The following tables set forth information with respect to stock option grants and exercises in 2000 and December 31, 2000 stock option values:

                          STOCK OPTION GRANTS IN 2000

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF
                                                   % OF TOTAL                                          STOCK PRICE
                                                    OPTIONS                                           APPRECIATION
                                       OPTIONS     GRANTED TO    EXERCISE OR                         FOR OPTION TERM
                                       GRANTED     EMPLOYEES      BASE PRICE    EXPIRATION      -------------------------
                NAME                   (SHARES)     IN 2000         ($/SH)         DATE             5%            10%
                ----                   --------    ----------    ------------   ----------      -----------   -----------
Timothy G. Rupert....................   30,000        16.8%        $7.3130         1/27/10       $357,363       569,041
John H. Odle.........................   25,000        14.0          7.3130         1/27/10        297,803       474,201
Gordon L. Berkstresser...............    7,000         3.9          7.3130         1/27/10         83,385       132,776
Dawne S. Hickton.....................   12,000         6.7          7.3130         1/27/10        142,945       227,616
Lawrence W. Jacobs...................   10,000         5.6          7.3130         1/27/10        119,121       189,680

                   AGGREGATED STOCK OPTION EXERCISES IN 2000
                   AND DECEMBER 31, 2000 STOCK OPTION VALUES

                                                                      NUMBER OF                     VALUE OF
                                                                     UNEXERCISED                   UNEXERCISED
                                                                     OPTIONS AT                   IN-THE-MONEY
                                   SHARES                         DECEMBER 31, 2000                OPTIONS AT
                                 ACQUIRED ON                         (SHARES)(1)                DECEMBER 31, 2000
                                  EXERCISE        VALUE      ---------------------------   ---------------------------
             NAME                 (SHARES)      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------    --------     -----------   -------------   -----------   -------------
Timothy G. Rupert..............        --             --       67,333         43,667        $262,623       $238,730
John H. Odle...................    11,374         79,720       60,333         38,667         189,123        181,856
Gordon L. Berkstresser.........        --             --        1,666         10,334           4,487         56,413
Dawne S. Hickton...............        --             --       16,666         18,834           4,956         96,909
Lawrence W. Jacobs.............        --             --        8,667         17,333           4,249         80,993

---------

(1) Adjusted for one-for-ten reverse stock split effective March 31, 1994 and subsequent rights offering.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

In 1995, the Board of Directors determined that in most instances, in view of the size of RTI and also of the Board, the full Board should itself handle compensation matters. The Stock Plan Committee, which is composed entirely of directors who are not employees of RTI, administers RTI's stock-related plans; namely the 1989 Stock Option Incentive Plan, the 1989 Employee Restricted Stock Award Plan and the 1995 Stock Plan. The Committee approves grants under the 1995 Stock Plan. No further grants can be made under the 1989 Plans.

To assist it in its compensation actions, the Board has adopted a comprehensive statement entitled "Pay Philosophy and Guiding Principles Governing Officer Compensation". Principal components of the statement are as follows:

The Philosophy is to have RTI's officer compensation programs:

     - promote achievement of RTI's business objectives and reinforce its strategies.

     - align the interests of RTI's officers with those of its shareholders.

     - provide pay that is externally competitive and internally equitable, that rewards accomplishment to the extent identifiable and measurable and that delivers significant rewards for exceptional performance.

The Guiding Principles are described as:

1. Pay programs will be characterized by variability, clarity, communicability and strategic emphasis. Specific areas of communication will be the factors considered, annual target incentive objectives and results and annual target levels for restricted stock vesting performance measures and results. The strategic emphasis will include recognition of the roles of various elements of pay in attracting, retaining and motivating employees, the aspects of performance that each element is best suited to reward and the characteristics of RTI and its officer group that point to emphasis on specific elements of pay.

2. Specific descriptions of salary administration and annual and long term incentive compensation administration are set forth. Annual incentive compensation is accomplished through RTI's Incentive Compensation Plan while long term incentive compensation is handled under the 1995 Stock Plan.

Market conditions in the titanium industry declined in 1999 and weakened further in 2000. Titanium mill product shipments in both years were the lowest since the severely depressed conditions in 1983. By virtue of management's focus on value added products and cost controls, RTI was profitable in each year. During 1999 each of the officers named in the Summary Compensation Table received compensation increases and restricted stock grants in connection with receiving increased responsibilities in several cases and the entering into new four year employment agreements in all cases. Thus no salary increases were approved for the officers in January, 2000. In light of the officers' 1999 performance against their objectives and RTI's financial performance in a difficult year, the Board approved the bonuses for 1999 shown in the Summary Compensation Table. These awards were well below the target levels in the Pay Philosophy and Guiding Principles Statement.

The Stock Plan Committee approved grants of restricted stock and stock options in January, 2000. The grants to officers were in line with the long term incentive compensation guidelines mentioned above.

In January 2001 the Board reviewed executive performance against 2000 objectives as well as RTI's operating and financial results. Performance against corporate goals and individual objectives was outstanding and shareholder return during the year was also noteworthy. As mentioned above, despite the low level of business and operating rates at RTI facilities, RTI was profitable and generated commendable cash flow. After taking these factors into account, as well as return to shareholders, the Board awarded the bonuses for 2000 shown in the Summary Compensation Table. The Board also approved compensation increases and the Stock Plan Committee approved grants of restricted stock and stock options. These grants were also in accord with the long-term incentive compensation guidelines mentioned above.

The Board and the Stock Plan Committee followed the procedure described in the preceding paragraphs in January, 2000 in determining the CEO's bonus for 2000 and in awarding him a salary increase and granting him restricted stock and stock options. They both concluded that he had provided effective leadership during a difficult year and performed well against his objectives.

Craig R. Andersson              Neil A. Armstrong                 Daniel I. Booker
Ronald L. Gallatin              Charles C. Gedeon              Robert M. Hernandez
Edith E. Holiday                   John H. Odle                  Timothy G. Rupert
                               Wesley W. von Schack

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

Robert M. Hernandez, Chairman of the Board, John H. Odle, Executive Vice President and Timothy G. Rupert, President & Chief Executive Officer are members of the Board of Directors. Mr. Hernandez receives the compensation set forth on page 5. Messrs. Hernandez, Odle and Rupert are not present at Board meetings when compensation matters relating to them are considered. None of them is a member of the Stock Plan Committee.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the five year cumulative total return to shareholders on RTI's Common Stock with the cumulative total return of the S&P 500 Stock Index and a titanium industry group index consisting of RTI, Oregon Metallurgical Corporation (until March 15, 1998, the last date its stock was publicly traded) and Tremont Corporation (Timet Corporation after June 4, 1996, the date its stock first became publicly traded).

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     RTI, INDUSTRY PEER GROUP AND S&P 500*

                                                         S&P 500                    INDUSTRY                     RTI/RMI
                                                         -------                    --------                     -------
1995                                                     100.00                      100.00                      100.00
1996                                                     169.00                      382.00                      511.00
1997                                                     225.00                      335.00                      366.00
1998                                                     289.00                      167.00                      255.00
1999                                                     350.00                       90.00                      136.00
2000                                                     318.00                      176.00                      260.00

* Assumes $100 investment on January 1, 1995 and reinvestment of dividends.

  PENSION BENEFITS

RTI's Pension Plan is a defined benefit plan which first became effective at RMI Company (a predecessor of RTI) in 1971. The Pension Plan recognizes, for pension benefits, services and compensation with RTI, RMI Titanium Company, RMI Company, Reactive Metals, Inc. (a predecessor of RMI Company), USX Corporation, Quantum Chemical Corporation, or subsidiaries of each. The amounts payable under the Pension Plan will be paid monthly after a participant retires. The table below shows the annual pension benefits for retirement at age 65 (or earlier under certain circumstances) for various levels of eligible earnings which would be payable to employees retiring with the years of service shown. The benefits are based on a formula of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings are highest. Eligible earnings includes only base salary. Incentive awards and similar benefits are excluded, although the amount of such benefits is included in the Summary Compensation Table. Benefits payable under the Pension Plan, and amounts reflected in the following table are subject to offsets for social security benefits and, in certain instances, pensions payable under the USX and the Quantum pension plans. As of December 31, 2000, Mrs. Hickton had 3 credited years of service, and Mr. Jacobs 2, Mr. Odle 23, Mr. Berkstresser 1 and Mr. Rupert 32.

     AVERAGE
   CONSECUTIVE             ANNUAL BENEFITS FOR YEARS OF SERVICE
HIGHEST 5 YEARS OF  --------------------------------------------------
   COMPENSATION       10        15         30         40         45
------------------  -------   -------   --------   --------   --------
     $100,000       $12,500   $18,750   $ 37,500   $ 51,000   $ 57,750
      200,000        25,000    37,500     75,000    102,000    115,500
      300,000        37,500    56,260    112,500    153,000    173,250
      400,000        50,000    75,000    150,000    204,000    231,000

Under the employment agreement dated as of August 1, 1999 between RTI and Mr. Odle, RTI agreed that if he continues in active employment with RTI until either age 65, or such earlier date as the RTI Board of Directors may approve, RTI at his retirement will pay him a one time lump sum payment of the then present value of the 9.16 years of non-pensionable service attributable to periods he was employed by USX (3.58 years) and the Company (5.58 years) which pre-date his current period of employment, calculated pursuant to the RTI Pension Plan and its Supplemental Pension Program.

USX has agreed to provide Mr. Rupert, a former employee of USX, certain pension and death and disability benefits necessary to supplement like benefits payable under the RTI plans so that the aggregate of such payments to him equals what he would have received had he remained employed by USX.

USX maintains the USX Corporation Pension Plan for Employees which provides defined benefits for USX employees using a different formula than that used by the RTI plan. Upon his retirement from RTI, Mr. Rupert will receive a pension from the RTI Pension Plan and the USX Plan, with the benefits paid from the USX Plan calculated on service with USX and USX subsidiaries prior to his employment by RTI. The combined benefits payable annually to Mr. Rupert under the USX Plan (which relates to employment by USX) and from USX if he retires at age 65 and if his compensation remains at its current level, would be $72,316.

  SUPPLEMENTAL PENSION PROGRAM

Officers participating in the Incentive Compensation Plan are also eligible for the RTI Supplemental Pension Program. If they retire or otherwise terminate employment after age 60, or prior to age 60 with RTI consent, they will be entitled to receive the benefits shown in the table below based on bonuses paid under the Incentive Compensation Plan.

   AVERAGE ANNUAL
     BONUS FOR
 FIVE HIGHEST YEARS   ANNUAL BENEFITS FOR YEARS OF SERVICE
 IN TEN YEAR PERIOD   ------------------------------------
PRECEDING RETIREMENT      10           15           20
--------------------  ----------   ----------   ----------
      $ 50,000         $ 7,500      $11,250      $15,000
       100,000          15,000       22,500       30,000
       150,000          22,500       33,750       45,000
       200,000          30,000       45,000       60,000

In order to comply with the limitations of the Internal Revenue Code, pension benefits will be paid directly by RTI when they exceed the amounts permitted by the Code to be paid from federal income tax qualified pension plans.

  EMPLOYMENT AGREEMENTS

On August 1, 1999, RTI entered into employment agreements with Mrs. Hickton and Messrs. Jacobs, Odle and Rupert covering their employment for an initial four year term and for additional one year terms each year thereafter until the officer attains age 65 unless terminated prior thereto by either party on 120 days notice. Under the agreements, each officer will be paid the annual salary set forth, subject to increases from time to time in the sole discretion of RTI. RTI may terminate the services of the officer at any time for "cause" as defined in the agreement. Officers each agree not, for a period of 24 months after the end of the employment period or employment termination, whichever occurs first, to be employed by, or otherwise participate in, any business which competes with RTI. This restriction does not apply if the officer terminates employment with RTI under certain circumstances following a "change in control" of RTI as defined.

The employment agreements also provide that the officer will be entitled to certain severance benefits in the event of termination of employment under certain circumstances following a "change in control" as defined.

These are:

     - a cash payment of up to three times the sum of the officer's current salary plus the highest bonus in the four years before the date of termination,

     - all unvested restricted stock and options will vest immediately,

     - life, disability, accident and health insurance benefits for 24 months after termination,

     - a cash payment of the amount necessary to insure that the payments listed above are not subject to net reduction due to the imposition of federal excise taxes.

The severance benefits are payable if, any time after a change in control, the officer's employment is terminated by the officer for good reason or by RTI other than for cause or disability. In addition the benefits are payable to Mr. Odle or Mr. Rupert in the event either of them terminates employment within 90 days after a change in control.

The definition of a change in control for purposes of these agreements is complex but is summarized as follows. It includes any change in control required to be reported in response to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934 and provides that a change in control will have occurred if:

     - any person not affiliated with RTI acquires 20 percent or more of the voting power of our outstanding securities,

     - the Board no longer has a majority made up of (1) individuals who were directors on the date of the agreements and (2) new directors (other than directors who join the Board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on the date of the agreements or (b) were themselves previously approved by the Board in this manner.

     - RTI merges with another company and RTI's shareholders end up with less than 50 percent of the voting power of the new entity,

     - our shareholders approve a plan of complete liquidation of RTI, or

     - we sell all or substantially all of RTI's assets.

On November 1, 1999 RTI entered into an employment agreement with Mr. Berkstresser covering his employment for an initial four year term and for additional one year terms each year thereafter until he attains age 65 unless terminated prior thereto by either party on 120 days notice. Under the agreement, he will be paid the annual salary set forth, subject to increases from time to time in the sole discretion of RTI. The agreement contains the other terms and conditions described above as being contained in the agreements with Mrs. Hickton and Mr. Jacobs.

                               OTHER INFORMATION

OTHER BUSINESS

We do not expect any business to come up for shareholder vote at the meeting other than the items described in the Notice of Annual Meeting. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

OUTSTANDING SHARES

On March 1, 2001, 20,870,668 shares were outstanding and entitled to vote.

HOW WE SOLICIT PROXIES

In addition to this mailing, RTI employees may solicit proxies personally, electronically or by telephone. RTI pays the costs of soliciting this proxy. We also reimburse brokers and other nominees for sending these materials to you and getting your voting instructions.

SHAREHOLDER PROPOSALS

The deadline for shareholder proposals for next year's meeting is December 7, 2001.

                                             By Order of the Board of Directors

                                                       RICHARD M. HAYS
                                                          Secretary

Dated: April 6, 2001

                                                                       EXHIBIT A
                         RTI INTERNATIONAL METALS, INC.

                            AUDIT COMMITTEE CHARTER

The Board of Directors shall appoint annually the Audit Committee which shall have the responsibility and authority and shall perform the functions as described below.

COMPOSITION

1. The membership of the Committee will meet the requirements of the Audit Committee Policy of the New York Stock Exchange. Accordingly, all of the members will be directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member.

2. No officers or employees of the Company or its subsidiaries will serve on the Committee, until at least three (3) years following the termination of the employment relationship. A former officer of the Company or any of its subsidiaries may serve on the Committee (even though the former officer may be receiving pension or deferred compensation payments from the Company), if, in the opinion of the Board of Directors, the former officer will exercise independent judgment and will materially assist the function of the Committee. However, a majority of the Committee will be directors who were not formerly officers of the Company or any of its subsidiaries.

3. Attendance by a majority of the Committee will constitute a quorum for conducing a Committee meeting. Pursuant to the by-laws of the Company, members of the Committee may participate in any meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting shall constitute presence in person at such meeting.

RESPONSIBILITY

The responsibility of the Audit Committee shall be to:

1. Provide assistance to the Board of Directors in fulfilling its statutory and fiduciary responsibilities for examinations of the Company's financial statement and in monitoring its accounting and financial reporting practices.

2. Determine that the Company had adequate administrative, operational and internal accounting controls and that the Company is operating in accordance with its prescribed procedures and codes of conduct.

3. Serve as an independent and objective party in the review of the financial information presented by management for distribution to shareholders and the general public.

4. Exercise general and ongoing oversight of the quarterly reporting process.

5. Provide direction and supervision over the internal audit function and the independent accountants.

AUTHORITY

The Audit Committee is granted the authority to investigate any matter or activity involving financial accounting, reporting and internal controls of the Company, and all employees shall be directed to cooperate with respect thereto as requested by members of the Committee. The Committee is empowered to retain persons having special competence, as necessary, to assist the Committee in fulfilling its responsibility.

FUNCTIONS

The functions of the Audit Committee shall be to:

 1. Recommend to the Board of Directors the appointment of the independent accountants for the coming year who are ultimately accountable to the Board of Directors and the Audit Committee.

 2. Review and approve the audit plan of the independent accountants and the internal auditors, including the steps planned for a review of the Company's electronic data processing procedures and controls.
 18

 3. Evaluate the effectiveness of the internal and external audit efforts through regular meetings with the internal auditors and the independent accountants.

 4. Determine through discussions with the independent accountants and the internal auditors that no management restrictions are being placed on the scope of their examinations.

 5. Review the adequacy and effectiveness of the Company's accounting policies and procedures as well as financial and accounting management through observations and discussions with the independent accountants, internal auditors and appropriate officers of the Company.

 6. Monitor internal accounting controls through a review of the reports of the independent accountants and the internal auditors that describe internal accounting, organizational or operating control weaknesses and determine that appropriate corrective action is being taken by management.

 7. Review with management and the independent accountants quarterly accounting and financial reporting to the public.

 8. Arrange for periodic reports from management, the independent accountants and the internal auditors to assess accounting or reporting developments proposed by the FASB or the SEC, or any other significant matters that may have a bearing on the financial statements or the annual examination.

 9. Review and approve any material accounting changes.

10. Review and approve the Company's annual financial statements, Form 10-K and annual report to shareholders with management and the independent accountants.

11. Supervise and direct any special projects or investigations that the Committee considers necessary.

12. Periodically review the Company's business ethics policies, the monitoring of compliance with these policies and the disposition of reported exceptions.

13. Meet regularly with the Company's general counsel, and outside counsel, when appropriate, to discuss legal matters which may have a significant impact on the Company's financial statements.

14. Consider in-house policies and procedures for regular review of officers' expenses and perquisites, including any use of corporate assets and inquire as to the results of the review.

15. The Committee should meet privately with the independent public accountants periodically to request their opinion on various matters including the quality of financial and accounting personnel.

16. Review the fees proposed and approve the final fees and expenses of the independent accountants for audit services and the fee for any non-audit services to be performed by the independent accountants for any non-audit engagement.

17. Review on an annual basis a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Company and determine, through discussion, whether corrective action is necessary with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and, if appropriate, recommend that the Board of Directors take appropriate action to ensure the independence of the independent accountants.

MEETINGS

The Committee shall hold at least three regular meetings each year and others as deemed necessary by its chairperson. A report of all Committee meetings will be made to the Board of Directors. The Secretary of the Company shall serve as Secretary of the Audit Committee and shall prepare and keep minutes of all meetings of the Committee.

                                                              PLEASE MARK
                                                              YOUR VOTES AS
                                                              INDICATED IN
                                                              THIS EXAMPLE [ X ]


         This Proxy Card, when properly executed, will be voted in the manner directed herein. If no direction to the contrary is indicated, it will be voted "FOR" all Proposals.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1. PROPOSAL NO. 1 - Election of Craig R. Andersson;        FOR       WITHHOLD
   Neil A. Armstrong; Daniel I. Booker;               all nominees   from all
   Ronald L. Gallatin; Charles C. Gedeon;                 [   ]        [  ]
   Robert M. Hernandez, Edith E. Holiday,
   John H. Odle, Timothy G. Rupert and
   Wesley W. von Schack as directors.

2. PROPOSAL NO. 2 - Election of                 FOR       AGAINST      ABSTAIN
   PricewaterhouseCoopers LLP                  [   ]       [   ]        [   ]
   as independent accountants
   for 2001.

To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

--------------------------------------------------------------------------------


Signature(s)                                            Dated:           , 2001
            -------------------------------------------       -----------


Please sign EXACTLY as your name appears hereon. When signing as fiduciary or corporate officer, give full title. Joint owners should both sign.


                            * FOLD AND DETACH HERE *

                         RTI INTERNATIONAL METALS, INC.
                      1000 WARREN AVENUE, NILES, OHIO 44446

                          PROXY FOR 2001 ANNUAL MEETING

     SOLICITED ON BEHALF OF THE DIRECTORS OF RTI INTERNATIONAL METALS, INC.

     The undersigned hereby appoints ROBERT M. HERNANDEZ, TIMOTHY G. RUPERT, JOHN H. ODLE AND RICHARD M, HAYS, or any of them, proxies to vote all shares of Common Stock which the undersigned is entitled to vote with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of RTI International Metals, Inc. on April 27, 2001, and any adjournments thereof, upon such matters as may properly come before the meeting. SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.



                PLEASE COMPLETE, DATE AND SIGN THE REVERSE SIDE.

                            * FOLD AND DETACH HERE *